BOSTON SCIENTIFIC TO ACQUIRE AtriTech
Innovative left atrial appendage closure device offers alternative for patients with atrial fibrillation and strengthens Company's position in emerging structural heart markets

Natick, MA (January 19, 2011) -- Boston Scientific Corporation (NYSE: BSX) today announced the signing of a definitive merger agreement, under which the Company will acquire Atritech, Inc., a privately held company based in Plymouth, Minnesota. Atritech has developed a novel device designed to close the left atrial appendage in patients with atrial fibrillation who are at risk for ischemic stroke. The agreement calls for an upfront payment of $100 million plus additional potential payments of up to $275 million upon achievement of specified regulatory and revenue-based milestones through 2015. The purchase price assumes no cash and no debt on Atritech's balance sheet at closing. The upfront payment is expected to be funded with cash on hand. Boston Scientific expects the transaction to be approximately one to two cents dilutive to earnings per share (EPS) on a GAAP basis in 2011, 2012 and 2013, and accretive thereafter; on an adjusted basis, the transaction is expected to be approximately one cent dilutive to EPS in 2011 and 2012, and accretive thereafter. The difference between the estimated impact on GAAP and adjusted EPS relates to amortization expense on acquired intangible assets and the accrual of contingent consideration expense, which are excluded by the Company for purposes of measuring adjusted EPS. Closing of the transaction is subject to customary conditions and is expected to be completed in the first quarter of 2011.

The Atritech WATCHMAN® Left Atrial Appendage Closure Technology is the first device proved in a randomized clinical trial to offer an alternative to anticoagulant drugs -- which are associated with an increased risk of bleeding -- for patients experiencing atrial fibrillation who are at high risk for stroke. Patients with atrial fibrillation are prone to developing blood clots in an area of the heart known as the left atrial appendage. If these clots dislodge and enter the bloodstream they may block circulation to the brain, resulting in a stroke. The WATCHMAN device is designed to close the left atrial appendage, thereby preventing clots within the appendage from being dislodged into the circulation. Atritech has completed PROTECT-AF, an 800-patient randomized clinical trial of its WATCHMAN device that demonstrated a 38 percent relative risk reduction for stroke, cardiovascular death and systemic embolism compared to long-term warfarin therapy. Atritech is currently enrolling patients in the PREVAIL study, a confirmatory study designed to gain U.S. Food and Drug Administration approval. The WATCHMAN device is CE Marked and was commercialized outside the United States in 2009.

“The acquisition of Atritech reinforces Boston Scientific's continued commitment to providing the broadest portfolio of less-invasive devices across the continuum of cardiovascular care,” said Hank Kucheman, Executive Vice President and Group President, Cardiology, Rhythm and Vascular for Boston Scientific. “The WATCHMAN device is implanted by both electrophysiologists and structural heart-focused interventional cardiologists. We will leverage expertise from our Electrophysiology and Interventional

Cardiology sales forces to drive commercialization of the WATCHMAN device. Atritech will significantly strengthen our product offerings for patients with atrial fibrillation.”

“Both Atritech and Boston Scientific believe that the WATCHMAN device offers the best alternative to oral anticoagulation medication for patients who suffer from atrial fibrillation and are at high risk for stroke,” said Jim Bullock, President and Chief Executive Officer of Atritech. “We look forward to working with Boston Scientific to expand the left atrial appendage closure market and to bring this technology to more patients worldwide.”

“This is an important acquisition in the fast-growing areas of atrial fibrillation and structural heart therapy, both of which are among our Priority Growth Initiatives,” said Ray Elliott, President and Chief Executive Officer of Boston Scientific. “Left atrial appendage closure represents a significant growth opportunity for Boston Scientific. We are impressed by Atritech's technology, and we have the sales and marketing infrastructure to help realize the full potential of the WATCHMAN device. Together with other recent acquisitions, we expect Atritech to play a key role in the realignment of our portfolio.”

About Atrial Fibrillation and Left Atrial Appendage Closure
Atrial fibrillation is a disorder that affects the ability of the heart to beat regularly and pump blood efficiently. Many patients suffering from atrial fibrillation are unresponsive to therapies designed to treat the disorder. Patients with atrial fibrillation are at a greater risk for stroke due to the formation and dislodgment of clots in the left atrial appendage. Anticoagulants such as warfarin have traditionally been the only therapy for reducing stroke risk in these patients. The Atritech WATCHMAN device is designed to keep harmful clots from leaving the left atrial appendage and causing a stroke. Patients who receive the Atritech device may be able to stop using anticoagulants entirely.
About Boston Scientific
Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.
About Atritech
Atritech, Inc., founded in 2000, is dedicated to providing new therapies to treat patients suffering from atrial fibrillation who are at increased risk for stroke by offering permanent alternatives to medications for those patients. For more information, please visit www.Atritech.net.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding the market for structural heart disease and related growth areas, expected accretion and dilution, timing of closing, clinical studies, financial performance, acquisition strategy and product performance. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; integration of acquired companies; closing of announced acquisitions and divestitures; financial market conditions; and future business decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

Use of Non-GAAP Financial Measures

To supplement Boston Scientific's consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP financial measures including adjusted earnings per share. Adjusted earnings per share excludes goodwill and intangible asset impairment charges; acquisition-, divestiture-, litigation- and restructuring-related charges and credits; certain discrete tax items and amortization expense. Non-GAAP measures such as adjusted earnings per share are not in accordance with generally accepted accounting principles in the United States. The GAAP financial measure most comparable to adjusted earnings per share is GAAP earnings per share. Management uses adjusted earnings per share along with other supplemental non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in the Company's business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. Non-GAAP financial measures, including adjusted earnings per share, should not be considered in isolation from or as a replacement for GAAP financial measures. Further, other companies may calculate this measure differently than Boston Scientific does, limiting the usefulness of this measure for comparative purposes.

The Company believes that presenting adjusted earnings per share in addition to GAAP earnings per share provides investors greater transparency to the information used by Boston Scientific management for its financial and operational decision-making and allows investors to see Boston Scientific's results “through the eyes” of management. The Company further believes that providing this information better enables Boston Scientific's investors to understand the Company's operating performance and to evaluate the methodology used by management to evaluate and measure such performance.

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